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Exhibit 10.1

VICINITY CORPORATION

NON-STATUTORY STOCK OPTION AGREEMENT

        THIS NON-STATUTORY STOCK OPTION AGREEMENT (the "Agreement"), dated as of December 10, 2001, is made by and between Vicinity Corporation, a Delaware corporation (the "Company"), and Charles W. Berger, an employee of the Company (the "Optionee").

        WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Statutory Option provided for herein to the Optionee in connection with his initial commencement of employment with the Company and such grant is an essential inducement to Optionee's entering into a contract of employment with the Company as its Chief Executive Officer and President.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

        1.    Definitions.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Change of Control" means (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (iii) a sale of all or substantially all of the Company's assets, or (iv) any other capital reorganization in which, in the case of clauses (i) through (iv), the beneficial ownership of more than fifty percent (50%) of the voting shares of the Company or such successor entity are acquired by persons other than Company shareholders.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" shall mean the Common Stock of the Company, par value $0.001 per share.

          (e)  "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          (f)    "Director" shall mean a member of the Board of Directors of the Company.

          (g)  "Employee" means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

          (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)    "Non-Statutory Stock Option" shall mean an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Board.

          (k)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (l)    "Option" shall mean the non-statutory stock option granted pursuant to this Agreement.

          (m)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n)  "Restricted Stock" means unvested Shares acquired pursuant to the exercise of this Option pursuant to a Restricted Stock Purchase Agreement.

          (o)  "Securities Act" means the Securities Act of 1933, as amended.

          (p)  "Service Provider" shall mean an Employee, Director or Consultant.

          (q)  "Shares" shall mean the shares of the Company's Common Stock covered by the Option, as adjusted in accordance with Section 10 below.

          (r)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        2.    Grant of Option.    In consideration of the Optionee's agreement to render services to the Company and for other good and valuable consideration, the Company grants to Optionee an Option to purchase the Common Stock (the "Shares") set forth below, at the exercise price set forth below (the "Exercise Price"), subject to the terms and conditions of this Agreement. The terms of Optionee's grant are set forth below:

Date of Grant:	December 10, 2001
Vesting Commencement Date:	December 10, 2001
Exercise Price per Share:	$1.67
Total Number of Shares Granted:	1,061,000
Term/Expiration Date:	December 10, 2011

        3.    Exercise and Vesting Schedule.    This Option is exercisable immediately, in whole or in part, conditioned upon Optionee entering into a Restricted Stock Purchase Agreement with respect to any unvested Shares; provided, however, that Optionee shall not be entitled to exercise this Option until the date on which the Company's Registration Statement on Form S-8 filed with respect to the Shares subject to this Option becomes effective. The Shares subject to this Option shall vest and/or be released from the Company's Repurchase Option, as set forth in the Restricted Stock Purchase Agreement attached hereto as Exhibit A-1, according to the following schedule:

Shares	Vest Type	Vest Date	Expiration Date
265,250	On Vest Date	December 10, 2002	December 10, 2011
21,500	On Vest Date	March 10, 2003	December 10, 2011
27,083	On Vest Date	April 10, 2003	December 10, 2011
27,083	On Vest Date	May 10, 2003	December 10, 2011
27,084	On Vest Date	June 10, 2003	December 10, 2011
27,083	On Vest Date	July 10, 2003	December 10, 2011
27,083	On Vest Date	August 10, 2003	December 10, 2011
27,084	On Vest Date	September 10, 2003	December 10, 2011
27,083	On Vest Date	October 10, 2003	December 10, 2011
27,083	On Vest Date	November 10, 2003	December 10, 2011
27,084	On Vest Date	December 10, 2003	December 10, 2011
21,500	On Vest Date	March 10, 2004	December 10, 2011
27,083	On Vest Date	April 10, 2004	December 10, 2011
27,083	On Vest Date	May 10, 2004	December 10, 2011
27,084	On Vest Date	June 10, 2004	December 10, 2011
27,083	On Vest Date	July 10, 2004	December 10, 2011
27,083	On Vest Date	August 10, 2004	December 10, 2011
27,084	On Vest Date	September 10, 2004	December 10, 2011
27,083	On Vest Date	October 10, 2004	December 10, 2011
27,083	On Vest Date	November 10, 2004	December 10, 2011
27,084	On Vest Date	December 10, 2004	December 10, 2011
21,500	On Vest Date	March 10, 2005	December 10, 2011
27,083	On Vest Date	April 10, 2005	December 10, 2011
27,083	On Vest Date	May 10, 2005	December 10, 2011
27,083	On Vest Date	June 10, 2005	December 10, 2011
27,084	On Vest Date	July 10, 2005	December 10, 2011
27,083	On Vest Date	August 10, 2005	December 10, 2011
27,083	On Vest Date	September 10, 2005	December 10, 2011
27,084	On Vest Date	October 10, 2005	December 10, 2011
27,083	On Vest Date	November 10, 2005	December 10, 2011
27,084	On Vest Date	December 10, 2005	December 10, 2011

  The Shares subject to this Option may vest on an accelerated basis upon a Change of Control as described in that certain letter agreement, dated December 5, 2001, between the Company and Optionee outlining the terms of Optionee's employment with the Company.

        For purposes of this Agreement, Shares subject to this Option shall vest based on Optionee's continued status as a Service Provider. Vested Shares shall not be subject to the Company's Repurchase Option (as set forth in the Restricted Stock Purchase Agreement). For purposes of this Agreement, Optionee shall continue to be a Service Provider and the Shares subject to the Option shall continue to vest and/or be released from the Company's repurchase option if Optionee ceases to be an Employee or a Consultant of the Company, but remains a non-employee Director of the Company.

        4.    Exercise of Option.

          (a)    Right to Exercise.

            (i)    This Option shall be exercisable cumulatively according to the vesting schedule set out in Section 3 above. Alternatively, at the election of the Optionee, this Option may be exercised in whole or in part at any time as to Shares which have not yet vested.

            (ii)  As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement.

            (iii)  This Option may not be exercised for a fraction of a Share.

            (iv)  In the event of Optionee's death, disability or other termination of the Optionee's status as a Service Provider, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

            (v)  In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 2 above.

          (b)    Method of Exercise.    This Option shall be exercisable by written Notice (in the form attached as Exhibit B). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company. The Notice must be signed by the Optionee and, together with an executed copy of the Restricted Stock Purchase Agreement, as applicable, shall be delivered in person or by certified mail to the Secretary of the Company. The Notice and Restricted Stock Purchase Agreement must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice and Restricted Stock Purchase Agreement, as applicable, accompanied by the Exercise Price and payment of any applicable withholding tax.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        5.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash;

          (b)  check;

          (c)  with the consent of the Board, which it may grant or withhold in its sole discretion, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board;

          (d)  with the consent of the Board, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

          (e)  with the consent of the Board, any combination of the foregoing methods of payment.

        6.    Restrictions on Exercise.    If the issuance of Shares upon exercise of the Option or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

        7.    Termination of Relationship.    If Optionee ceases to be a Service Provider (other than by reason of the Optionee's death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option to the extent the Option was vested at the date on which Optionee ceases to be a Service Provider, but only within thirty (30) days from such date (and in no event later than the expiration date of the term of this Option as set forth in Section 2). To the extent that the Option is not vested at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        8.    Disability of Optionee.    If Optionee ceases to be a Service Provider as a result of his total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise the Option to the extent the Option was vested at the date on which Optionee ceases to be a Service Provider, but only within twelve (12) months from such date (and in no event later than the expiration date of the term of this Option as set forth in Section 2). To the extent that the Option is not vested at the date on which the Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

        9.    Death of Optionee.    If Optionee ceases to be a Service Provider as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the expiration date of the term of this Option as set forth in Section 2) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

        10.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a)  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Agreement or with respect to the Option, then the Board shall, in such manner as it may deem equitable, adjust any or all of

            (i)    the number and kind of shares of Common Stock (or other securities or property) subject to the Option; and

            (ii)  the grant or exercise price with respect to the Option.

          (b)  In the event of any transaction or event described in Section 10(a), the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement with respect to any Option granted hereunder or to facilitate such transaction or event:

            (i)    To provide for either the purchase of any Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Board in its sole discretion;

            (ii)  To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such Option;

            (iii)  To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iv)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to the Option, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, the Option; and

            (v)  To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated.

          (c)  If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume the Option or may substitute similar stock awards. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control does not assume the Option or does not substitute similar stock awards, then, to the extent the Optionee's status as a Service Provider has not terminated prior to such event, the vesting of the Option may be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Change of Control (and the Option terminated if not exercised prior to the closing of such Change of Control).

          (d)  The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        11.    Non-Transferability of Option.    This Option may not be transferred in any manner other than by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        12.    Term of Option.    This Option may be exercised only within the term set out in Section 2.

        13.    Restrictions on Shares.    Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Board shall determine in its sole discretion. Such terms and conditions may, in the Board's sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Board shall determine and which the Optionee hereby agrees to enter into at the request of the Company.

[SIGNATURE PAGE FOLLOWS]

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

VICINITY CORPORATION
By:	/s/ Maury Austin
Name:	Maury Austin
Title:	CFO

  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

        Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Option, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: December 10, 2001	/s/ Charles W. Berger Charles W. Berger
Residence Address:
15681 Kennedy Road Los Gatos, CA 95032

EXHIBIT A-1

VICINITY CORPORATION
RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made between Charles W. Berger (the "Purchaser") and Vicinity Corporation (the "Company"), as of                        ,             .

RECITALS

        (1)  Pursuant to the exercise of the Option granted to Purchaser pursuant to the Non-Statutory Stock Option Agreement (the "Option Agreement") dated December 10, 2001 by and between the Company and Purchaser with respect to such grant, which Option Agreement is hereby incorporated by reference, Purchaser has elected to purchase            of those shares which have not become vested under the vesting schedule set forth in the Option Agreement ("Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement which have become vested and/or released from the Company's Repurchase Option (as defined below) are sometimes collectively referred to herein as the "Shares." Defined terms used herein without definition shall have the meanings set forth in the Option Agreement.

        (2)  As required by the Option Agreement, as a condition to Purchaser's election to exercise the option, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

        1.    Repurchase Option.

          (a)  If purchaser ceases to be a Service Provider (as defined in the Stock Option Agreement) for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of 90 days from such date to repurchase any or all of the Shares
  (the "  Repurchase Option") that have not been released from the Repurchase Option at such time, at the price per share paid by the Purchaser (the "Repurchase Price").

          (b)  The Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the date on which Purchaser ceases to be a Service Provider, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

          (c)  At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

          (d)  If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the date on which Purchaser cease to be a Service Provider, the Repurchase Option shall terminate.

          (e)  One hundred percent (100%) of the Unvested Shares shall initially be subject to the Repurchase Option. The Unvested Shares shall be released from the Repurchase Option in accordance with the schedule set forth in Section 3 of the Option Agreement until all Shares are released from the Repurchase Option. Fractional Shares shall be rounded to the nearest whole share.

        2.    Transferability of the Shares; Escrow.

          (a)  Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

          (b)  To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A-3 hereto, until the Company exercises its Repurchase Option as provided in Section 1, until such Unvested Shares are released from the Repurchase Option, or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4. Upon release of the Unvested Shares from the Repurchase Option, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

          (c)  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

          (d)  Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

        3.    Ownership, Voting Rights, Duties.    This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

        4.    Legends.    The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        5.    Adjustment for Stock Split.    All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        6.    Notices.    Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal Executive office.

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        7.    Survival of Terms.    This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        8.    Section 83(b) Elections.

          (a)    Election for Unvested Shares Purchased Pursuant to an Nonstatutory Stock Option.    Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of a Nonstatutory Stock Option for Unvested Shares, that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

          (b)    Election for Unvested Shares Purchased Pursuant to an Incentive Stock Option.    Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Incentive Stock Option for Unvested Shares, that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of income to the Optionee, for alternative minimum tax purposes, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

        PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

        9.    Representations.    Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        10.    Governing Law; Severability.    This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

[SIGNATURE PAGE FOLLOWS]

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        Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

        IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

VICINITY CORPORATION
By:
Title:
PURCHASER
Charles W. Berger
Address:
15681 Kennedy Road Los Gatos, CA 95032

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EXHIBIT A-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I,                        , hereby sell, assign and transfer unto                         (                        ) shares of the Common Stock of Vicinity Corporation standing in my name of the books of said corporation represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Vicinity Corporation and the undersigned dated                        ,            .

Dated:                        ,

Signature:	Charles W. Berger

INSTRUCTIONS:    Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Restricted Stock Purchase Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT A-3

JOINT ESCROW INSTRUCTIONS

                                        ,

Vicinity Corporation
Attn: Secretary
370 San Aleso Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

        As Escrow Agent for both Vicinity Corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

        1.    In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2.    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

        3.    Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

        4.    Upon written request of the Purchaser, but no more than once per calendar quarter, unless the Company's Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option. Within thirty (30) days after Purchaser ceases to be a Service Provider, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option. Upon written request of the Purchaser, you will also deliver a certificate or certificates representing shares that are not then subject to the Company's Repurchase Option at any time there is a Sale of the Company (as defined in the Option Agreement), a registration or sale of the Purchaser's stock under the Securities Act of 1933, or any other event in which Purchaser has an opportunity to sell or otherwise liquidate vested shares held by you.

        5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10.  You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

        11.  You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12.  Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

COMPANY:	Vicinity Corporation 370 San Aleso Avenue Sunnyvale, CA 94085

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PURCHASER:	Mr. Charles W. Berger 15681 Kennedy Road Los Gatos, CA 95032
ESCROW AGENT:	Secretary Vicinity Corporation 370 San Aleso Avenue Sunnyvale, CA 94085

        16.  By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17.  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18.  These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

VICINITY CORPORATION
By:
Title:
PURCHASER:
Charles W. Berger
ACCEPTED AND AGREED TO:
Secretary, Vicinity Corporation
By:

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EXHIBIT A-4

CONSENT OF SPOUSE

        I,                                                  , spouse of                                    have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Vicinity Corporation as set forth in the Restricted Stock Purchase Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Purchase Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Purchase Agreement.

Dated:                        ,

EXHIBIT B

VICINITY CORPORATION

EXERCISE NOTICE

Vicinity Corporation
Attention: Secretary
370 San Aleso Avenue
Sunnyvale, CA 94085

        1.    Exercise of Option.    Effective as of today,                         , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase            shares of the Common Stock (the "Shares") of Vicinity Corporation (the "Company") under and pursuant to the Non-Statutory Stock Option Agreement dated December 10, 2001 (the "Option Agreement").

        2.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Option Agreement. Optionee agrees to abide by and be bound by its terms and conditions.

        3.    Rights as Stockholder.    Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

        Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        4.    Tax Consultation.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        5.    Restrictive Legends and Stop-Transfer Orders.

          (a)    Legends.    Optionee understands and agrees that the Company may cause any legends required by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

          (b)    Stop-Transfer Notices.    Optionee agrees that, in order to ensure compliance with the restrictions on the Shares, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        6.    Successors and Assigns.    The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.

        7.    Interpretation.    Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board of Directors shall be final and binding on the Company and on Optionee.

        8.    Governing Law; Severability.    This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        9.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        10.    Further Instruments.    The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        11.    Delivery of Payment.    Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

        12.    Entire Agreement.    The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement, and the Restricted Stock Purchase Agreement, if applicable, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:
VICINITY CORPORATION
By:
Charles W. Berger
Its:
Address:
15681 Kennedy Road Los Gatos, CA 95032

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QuickLinks

  Exhibit 10.1
VICINITY CORPORATION NON-STATUTORY STOCK OPTION AGREEMENT
EXHIBIT A-1
VICINITY CORPORATION RESTRICTED STOCK PURCHASE AGREEMENT
EXHIBIT A-2 ASSIGNMENT SEPARATE FROM CERTIFICATE
EXHIBIT A-3 JOINT ESCROW INSTRUCTIONS
EXHIBIT A-4 CONSENT OF SPOUSE
EXHIBIT B VICINITY CORPORATION EXERCISE NOTICE